SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

February 12, 2013

DYNEGY INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33443	20-5653152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 Travis, Suite 1400, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(713) 507-6400

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Chief Commercial Officer

On February 12, 2013, Dynegy Inc. (“Dynegy”) announced that Henry D. Jones has been named Executive Vice President and Chief Commercial Officer. Mr. Jones is expected to commence his employment no later than May 2, 2013. In this capacity, Mr. Jones will be responsible for Dynegy’s commercial and asset management functions for its power generation business. In addition, Mr. Jones will lead a team that develops and executes both hedging and term contracting options for the entire fleet. He will report to Robert C. Flexon, Dynegy’s President and Chief Executive Officer, and serve on the executive management team.

Mr. Jones, 52, has served as Managing Director, North American Power and Gas Sales, and Origination at Deutsche Bank since May 2010, where he managed its natural gas, electricity, sales and origination business and in addition to sales and origination responsibilities, managed Deutsche Bank’s North American Power and Gas trading activity since August 2012. He was the Chief Operating Officer and Head of Trading at EDF Trading North America from August 2009 to February 2010, Head of Electricity Trading at EDF Trading Markets Limited from August 2008 to July 2009, and Director of Renewable Fuels Trading from July 2007 to July 2008. Mr. Jones was an investor, co-founder and chairman of Renewable Fuel Supply Limited from December 2003 to July 2007. Prior to 2003, Mr. Jones served in a variety of commercial positions with several domestic and international energy companies, including AEP Energy Services Ltd. and Duke Energy Corporation.

Mr. Jones was not appointed pursuant to any arrangement or understanding between himself and any other person. There are no relationships between Mr. Jones and Dynegy that would require disclosure pursuant to Item 404(a) of Regulation S-K.

In connection with Mr. Jones’ employment, Mr. Jones, Dynegy and Dynegy Operating Company, an indirect subsidiary of Dynegy, entered into an employment agreement regarding the terms and conditions of his employment (the “Employment Agreement”). The term of his employment ends on December 31, 2014, with automatic one-year renewals commencing on December 31, 2014, unless either party gives notice of nonrenewal at least 90 days prior to such renewal date. He will receive a base salary of $475,000 annually and a sign-on bonus consisting of a one time lump-sum cash payment of $500,000. He will participate in Dynegy’s short-term incentive plan at the level described in his Employment Agreement. He will receive a long-term incentive award in the amount of $2,200,000 to be converted on his employment commencement date in the following percentages: 50% as restricted stock units (“RSUs”); 25% in the form of non-qualified stock options (the “Options”); and 25% in the form of a performance-based stock award. Subject to the terms of Dynegy’s 2012 Long Term Incentive Plan and the individual award agreements, and provided Mr. Jones remains in active working status at such time, the Options and RSUs shall vest in three equal annual installments on the anniversaries of Mr. Jones employment commencement date. Mr. Jones is eligible to participate in Dynegy’s other employee benefit plans and programs including the Executive Severance Pay Plan and Executive Change in Control Severance Pay Plan. The foregoing description of the Employment Agreement may not contain all of the information that is important to you and is qualified in its entirety, which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 7.01              Regulation FD Disclosure.

On February 12, 2013, Dynegy issued a press release announcing appointment of a new Executive Vice President and Chief Commercial Officer. A copy of the press release is being furnished pursuant to Regulation FD as Exhibit 99.1, to this Current Report on Form 8-K and is hereby incorporated herein by reference.

Pursuant to General Instruction B.2 of Form 8-K and Securities and Exchange Commission Release No. 33-8176, the information contained in this press release furnished as an Exhibit hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01              Financial Statements and Exhibits.

(d)                                 Exhibits:

Exhibit No.	Document
10.1	Employment Agreement by and among Dynegy Operating Company, Dynegy Inc. and Henry D. Jones

99.1	Press release dated February 12, 2013, announcing the appointment of the new Chief Commercial Officer

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEGY INC.
(Registrant)

Dated February 12, 2013	By:	/s/ Catherine B. Callaway
	Name:	Catherine B. Callaway
	Title:	Executive Vice President, General Counsel and Chief Compliance Officer

EXHIBIT INDEX

Exhibit No.	Document
10.1	Employment Agreement by and among Dynegy Operating Company, Dynegy Inc. and Henry D. Jones

99.1	Press release dated February 12, 2013, announcing the appointment of the new Chief Commercial Officer